EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of Odyssey Marine Exploration, Inc. on Form S-2 of our report dated May 1, 2002, which appears on page F-1 of the Annual Report on Form 10-KSB of Odyssey Marine Exploration, Inc. for the year ended February 28, 2002. We also consent to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Ferlita, Walsh & Gonzalez, P.A.

Ferlita, Walsh & Gonzalez, P.A.
Certified Public Accountants
Tampa, Florida

November 8, 2002